SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2004

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Whichard’s Beach Road
P.O. Drawer 457
Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

On September 30, 2004, our Audit Committee appointed Dixon Hughes PLLC as our independent accountants to audit our consolidated financial statements for fiscal 2005. Dixon Hughes PLLC will replace Pritchett, Siler & Hardy, P.C. (“PS&H”) which audited our financial statements for our fiscal year ended June 30, 2004 and has served as our independent accountants since 1992.

In connection with PS&H’s audits of the two fiscal years ended June 30, 2003 and 2004, and through the Committee’s action dismissing PS&H on September 30, 2004, there have been no disagreements with PS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PS&H’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

PS&H’s audit reports on our consolidated financial statements as of and for the fiscal years ended June 30, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that PS&H’s report on our consolidated financial statements as of and for our fiscal years ended June 30, 2003 and 2002 appearing in our Annual Report on Form 10-K, as amended, for our fiscal year ended June 30, 2003, contained a separate paragraph as follows:

“As described in Note 17, the financial statements as of and for the period ended June 30, 2003 have been restated to reflect a decrease in the deferred tax asset valuation allowance in the amount of $400,643. The impact to the financial statements is also described in Note 17.”

During our fiscal years ended June 30, 2003 and 2004, and through the date of the Committee’s action dismissing PS&H, there have been no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K or any “consultations” with Dixon Hughes PLLC of a type requiring disclosure pursuant to Item 304(a)(2) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
16.1	Copy of letter from Pritchett, Siler & Hardy, P.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: October 4, 2004	By:	/S/ Irving L. Smith
Irving L. Smith
Chief Financial Officer

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